Exhibit 10.10
SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered as of _________, 201_, by and between RHOP, L.P., a Delaware limited partnership (the “Operating Partnership”) and subsidiary of Reunion Hospitality Trust, Inc., a Maryland corporation (the “Company”), and Enable Hospitality Partners LLC, a Delaware limited liability company (“EHP”).
     THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:
     WHEREAS, the Company proposes to undertake an underwritten initial public offering (the “Offering”) of common stock, par value $0.001 per share (“Shares”) pursuant to a registration statement on Form S-11 (File No. 333-165622) (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and a concurrent private placement of class A-1 subordinated units of limited partnership interest (the “Class A-1 Subordinated Units”) and class A-2 subordinated units of limited partnership interest (the “Class A-2 Subordinated Units,” and together with the Class A-1 Subordinated Units, the “Subordinated Units”) in the Operating Partnership; and
     WHEREAS, the Subordinated Units shall have the rights, privileges, and preferences set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated _________, 201_, by and among the Company, as general partner, and the Company and EHP, as limited partners;
     WHEREAS, EHP desires to purchase _________ Class A-1 Subordinated Units and _________ Class A-2 Subordinated Units directly from the Operating Partnership in a private transaction as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. EHP hereby irrevocably agrees to purchase _________ Class A-1 Subordinated Units and _________ Class A-2 Subordinated Units directly from the Operating Partnership on the terms set forth herein. The aggregate consideration for the Subordinated Units shall be $12,000,000 in cash (the “Purchase Amount”).
     2. EHP understands and agrees that its purchase of Subordinated Units hereunder is being made pursuant to a private placement exempt from the registration requirements of the Securities Act and Subordinated Units purchased hereunder may not be sold, transferred or conveyed by EHP except in compliance with applicable securities laws.
     3. The Purchase Amount for Subordinated Units shall be paid by means of a cash payment (wire transfer or other means acceptable to the Operating Partnership) and shall close at the time of closing of the Offering. The closing of the sale of Subordinated Units to EHP shall be conditioned solely on the closing of the Offering.

     4. EHP hereby agrees that its purchase of Subordinated Units may be described in the Registration Statement and the prospectus contained therein.
     5. EHP hereby represents and warrants to the Company that:
          a. EHP is, and at the time of closing of the purchase of Subordinated Units by EHP will be, an Accredited Investor as that term is defined in Rule 501 of Regulation D under the Securities Act; and
          b. EHP has received all information EHP deems relevant or necessary with respect to its purchase of Subordinated Units.
          c. The Managers (as defined in the limited liability company agreement of EHP) of EHP have a substantive, pre-existing relationship with the Company and were directly contacted by the Company or the Company’s agents outside of the Offering effort. The Managers of EHP (i) were not indentified or contacted through the marketing of the Offering and (ii) did not independently contact the Company as a result of any general solicitation, including, without limitation, by means of the Registration Statement.
     6. This Agreement shall terminate upon the termination of the Offering.
     7. EHP hereby acknowledges the Company will establish an escrow account with 98% of the net proceeds of the Offering and the Purchase Amount, and hereby agrees that it or any of its valid assigns will not have any right, title, interest or claim of any kind in or to any monies in any such escrow account (each a “Claim”), and hereby waives any Claim it may have in the future prior to the closing of the escrow account as a result of, or arising out of, any negotiations, contracts or agreements with the Company, including this Agreement and the transactions contemplated hereby, and will not seek recourse against any such escrow account for any reason whatsoever.
     8. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York City or the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

RHOP, L.P
By:	Reunion Hospitality Trust, Inc., its sole general partner

By:
Name:
Title:

ENABLE HOSPITALITY PARTNERS LLC
By:
Jason N. Ader, Manager

By:
Daniel B. Silvers, Manager

By:
E. Jonathan Falik, Manager

Signature Page to Subscription Agreement